EXHIBIT 10(ff)

                              FORM OF

                             AMENDMENT

                     DATED AS OF MARCH 10, 2000

                                 TO

                        EMPLOYMENT AGREEMENT
                        --------------------


  THE AGREEMENT by and between Hasbro, Inc., a Rhode Island corporation (the "Company"), and ___________________________
(the "Executive"), dated as of the ___ day of _________________ is hereby amended as follows, effective March 10, 2000.
  1.  The preamble is amended and restated to read in its
entirety as follows:
  "The Compensation and Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by any threatened Change of Control, to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Committee has caused the Company to enter into this Agreement."
  2.  Section 2 is hereby amended to read in its entirety as follows:
  "2. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean:
  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of
Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company or any of its subsidiaries, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (iv) any acquisition by Alan or Sylvia Hassenfeld, members of their respective immediate families or heirs of Alan or Sylvia Hassenfeld or of any member of their respective immediate families, the Sylvia Hassenfeld Trust, the Merrill Hassenfeld Trust, the Stephen Hassenfeld Trust, the Alan Hassenfeld Trust, the Hassenfeld Foundation, any trust or foundation established by or for the primary benefit of any of the foregoing or controlled by one or more of any of the foregoing, or any affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) of any of the foregoing (collectively, the "Hassenfeld Group"), (v) any acquisition by any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.
  (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose appointment, election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or
  (c) Consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or
  (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or consummation of the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be."
  3.  Section 4(b) is hereby amended to read in its entirety as follows:
  "(b) Compensation. (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a bi-weekly rate, at least equal to 26 times the highest bi-weekly base salary paid or payable, including by reason of any deferral, to the Executive by the Company and its affiliated companies (as defined below) in respect of the 52 week period immediately preceding the bi-weekly period in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to other peer executives of the Company and its affiliated companies. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with, the Company.
  (ii) Annual Bonus. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the Executive's highest target bonus for the fiscal year in which the Effective Date occurs provided, however, that if no target bonus is established for such fiscal year, then the Annual Bonus shall equal the average annualized (for any fiscal year consisting of less than twelve full months or with respect to which the Executive has been employed by the Company for less than twelve full months) bonus paid or payable, including by reason of any deferral, to the Executive by the Company and its affiliated companies in respect of the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs provided, however, that if the Executive has not been employed for all of such period, the average annualized bonuses over the actual number of full or partial fiscal years of employment shall be utilized for this computation. Each such Annual Bonus shall be paid no later than the fifteenth day of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.
  (iii) Special Bonus. In addition to Annual Base Salary and Annual Bonus payable as hereinabove provided, if the Executive remains employed with the Company and its affiliated companies through the first anniversary of the Effective Date, the Company shall pay to the Executive a special bonus (the "Special Bonus") in recognition of the Executive's services during the crucial one-year transition period following the Change of Control in cash equal to the sum of (A) 26 times the average bi-weekly base salary paid or payable, including by reason of any deferral, to the Executive by the Company and its affiliated companies during the 260-week period immediately preceding the week in which the Effective Date occurs (such product, the "Average Annual Salary") and (B) the higher of (i) the Highest Annual Bonus (as defined in Section 6(a)(i)A. hereof), and (ii) the average annualized (for any fiscal year consisting of less than twelve full months or with respect to which the Executive has been employed by the Company for less than twelve full months) bonus paid or payable, including by reason of any deferral, to the Executive by the Company and its affiliated companies during the five fiscal year period immediately preceding the fiscal year in which the Effective Date occurs (the "Average Annual Bonus") provided, however, that if the Executive has not been employed for all of such period, the average annualized bonuses over the actual number of full or partial fiscal years of employment shall be utilized for this computation. The Special Bonus shall be paid no later than 30 days following the first anniversary of the Effective Date.
  (iv) Incentive, Profit Sharing, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all incentive, profit sharing, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), profit sharing and savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies; provided however that the amounts payable pursuant to this Section 4(b)(iv) are not intended to duplicate annual bonuses otherwise payable pursuant to Section 4(b)(ii).
  (v) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.
  (vi) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.
  (vii) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits, including, without limitation, auto allowances, in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.
  (viii) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.
  (ix) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies."
  4. Sections 6(a)(I)A. and 6(a)(I)B. are hereby amended to read in their entirety as follows:
  "6. Obligations of the Company upon Termination. (a) Good Reason or during the Window Period; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate employment either for Good Reason or without any reason during the Window
Period:
  (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts (such aggregate shall be hereinafter referred to as the "Special Termination Amount"):
     A. The sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the Executive's Annual Bonus for the last fiscal year, to the extent not theretofore paid, (3) the product of (x) the greater of (i) the Executive's target bonus for the fiscal year in which the Date of Termination occurs, and (ii) the Annual Bonus (such greater amount shall be hereinafter referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and
(4) the Special Bonus, if due to the Executive pursuant to
Section 4(b)(iii) of this Agreement, to the extent not theretofore paid and (5) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), (3), (4) and (5) shall be hereinafter referred to as the "Accrued Obligations"); and
     B. the amount equal to the product of (1) two and (2) the sum of (x) the Executive's Average Annual Salary and (y) the greater of (A) the Highest Annual Bonus and (B) the Average Annual Bonus; provided, however, that if the Special Bonus has not been paid to the Executive because such termination occurs prior to the first anniversary of the Effective Date, such amount shall be increased by the amount of the Special Bonus; and"
  5. The first sentence of Section 9(b) is hereby amended to read in its entirety as follows:
  "(b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG LLP, or such other accounting firm as shall then be serving as the auditors for the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company."
  Except as herein amended the Employment Agreement between the Company and the Executive shall remain in full force and effect.
  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from the Compensation and Stock Option Committee of its Board of Directors, the Company has caused these presents to be executed in its name of its behalf, all as of the day and year first above written.
                           -----------------------------


                           HASBRO, INC.

                           By --------------------------